EXHIBIT 99.3

ICONIC BRANDS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

AS OF DECEMBER 31, 2020

AND FOR THE SIX MONTHS ENDED JUNE 30, 2021

Pro Forma Condensed Combined Financial Statements

On July 26, 2021, Iconic Brands, Inc. (“Iconic Brands,” “ICNB” and/or the “Company”) entered into an acquisition agreement (the “TopPop Acquisition Agreement”) with TopPop LLC, a New Jersey limited liability company (“TopPop”), and each of FrutaPop LLC (“Frutapop”), Innoaccel Investments LLC (“Innoaccel”) and Thomas Martin (“Martin” and, together with Frutapop and Innoaccel, the “TopPop Members”), pursuant to which the TopPop Members sold to the Company and the Company acquired, all of the issued and outstanding membership interests of TopPop. (the “Acquisition”).

The following unaudited pro forma condensed combined financial statements have been prepared to illustrate the estimated effects of the Acquisition. The accompanying unaudited pro forma condensed combined balance sheet as of June 30, 2021 combines the historical consolidated balance sheets of Iconic Brands and TopPop, giving effect to the Acquisition as if it had been completed on June 30, 2021. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and for the year ended December 31, 2020 combine the historical consolidated income statements of Iconic Brands and TopPop, giving effect to the Acquisition as if it had been completed on January 1, 2020.

These unaudited pro forma condensed combined financial statements are based on, and should be read in conjunction with the accompanying notes as well as the historical audited consolidated financial statements of both Iconic Brands and TopPop as of and for the year ended December 31, 2020, which are included in this proxy statement/prospectus.

The unaudited pro forma condensed combined financial information is provided for illustrative and information purposes only and is not intended to represent or necessarily be indicative of the combined company’s results of operations or financial condition had the Acquisition been completed on the dates indicated, nor do they purport to project our results of operations or financial condition for any future period or as of any future date. The unaudited pro forma condensed combined financial information does not include any expected cost savings or operating synergies, which may be realized subsequent to the combination, or the impact of any non-recurring activity and one-time transaction-related or integration-related items. Moreover, the pro forma adjustments represent best estimates based upon the information available to date and are preliminary and subject to change after more detailed information is obtained.

1

TopPop and Iconic Brands Corporation

Unaudited Proforma Combined Balance Sheet

as of June 30, 2021

	Historical Iconic Brands	Historical TopPop	Transaction Accounting Adjustments		Other Transaction Adjustments		Pro Forma Combined
ASSETS
Current Assets
Cash and cash equivalents	$251,679	$148,686	$(3,995,000	)(A)	$11,705,609	(G)	$8,110,974
Accounts receivable	271,316	5,345,231	-		-		5,616,547
Inventory	645,773	1,190,877	-		-		1,836,650
Deposit on Equipment	-	343,019					343,019
Security Deposits	-	131,529					131,529
Other Asset	-	41,257	-		33,334	(G)	74,591
Loans receivable from officer and affiliated entity-noninterest bearing and due on demand	7,123	-	-		-		7,123
Total current assets	1,175,891	7,200,599	(3,995,000)		11,738,943		16,120,433

Right-of-use assets	22,909	620,219	-		-		643,128
Leasehold improvements, furniture, and equipment	6,531	1,854,551	-		-		1,861,082
Tradename - Trademarks	-	-	6,121,400	(B)	-		6,121,400
Intellectual Property	-	-	874,000	(B)	-		874,000
Customer Base	-	-	13,929,000	(B)	-		13,929,000
Non-Competes	-	-	2,290,200	(B)	-		2,290,200
Goodwill	-	-	15,730,923	(B)	-		15,730,923
TOTAL ASSETS	$1,205,331	$9,675,369	$34,950,523		$11,738,943		$57,570,166

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY
Current Liabilities
Accounts payable and accrued expenses	3,604,507	2,058,671	-		-		5,663,178
Due to Related Party	-	30,000	-		-		30,000
Deferred Revenue	-	300,301					300,301
Current portion of operating lease liability	22,909	222,839			-		245,748
Contingent consideration	-	-	21,129,464	(C)	-		21,129,464
Notes payable	954,312	5,508,545	5,042,468	(D)	(6,454,088	)(H)	5,051,237
Total Liabilities	$4,581,728	$8,120,356	$26,171,932		$(6,454,088)		$32,419,928

Operating Lease Liabilities - Noncurrent	-	405,379	-		-		405,379
Promissory Notes	-	152,311	-		-		152,311
Total Noncurrent Liabilities	$4,581,728	$8,678,046	$26,171,932		$(6,454,088)		$32,977,618

Stockholders’ equity (deficiency):
Preferred stock, $.001 par value; authorized 100,000,000 shares:
Series A, 1 and 1 share issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	1	-	-		(1	)(I)	-
Series A-2, 12,325 and 0 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	-	-	-		12	(J)	12
Series E, 2,115,224 and 2,115,224 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	2,115	-	-		(2,115	)(K)	-
Series F ($1,000 per share stated value), 2,413.75 and 2,413.75 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	2,413,750	-	-		(2,413,750	)(K)	-
Series G ($1,000 per share stated value), 1,475 and 1,475 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	1,475,000	-	-		(1,475,000	)(K)	-
Common stock, $.001 par value; authorized 2,000,000,000 shares, 18,170,551 and 17,268,881 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	18,171	-	26,010	(E)	44,823	(L)	89,004
Treasury stock, at cost – 0 and 1,000,000 shares common stock as of June 30, 2021 and December 31, 2020, respectively	-	-	-		-		-
Additional paid-in capital	22,682,752	2,419,475	7,698,259	(E)	23,507,812	(L)	56,308,298
Accumulated deficit	(28,840,322)	(1,422,152)	1,054,322	(F)	(1,040,285	)(M)	(30,248,437)
Total Iconic Brands, Inc. stockholders’ equity (deficiency)	(2,248,533)	997,323	8,778,591		18,621,496		26,148,877
Non-controlling interest	(1,127,864)	-	-		(428,465	)(N)	(1,556,329)
Total Stockholders’ Deficiency	(3,376,397)	997,323	8,778,591		18,193,031		24,592,548

Total liabilities and stockholders’ equity (deficiency)	$1,205,331	$9,675,369	$34,950,523		$11,738,943		$57,570,166

See accompanying notes to unaudited pro forma condensed combined financial information

2

TopPop. and Iconic Brands Corporation

Unaudited Proforma Combined Statement of Operations

For the six months ended June 30, 2021

	Historical Iconic Brands	Historical TopPop	Transaction Accounting Adjustments		Other Transaction Adjustments		Pro Forma Combined

Sales	$1,219,447	$8,111,547	$-		$-		$9,330,994
Other Income	-	125,932	-		-		125,932
Total revenue	1,219,447	8,237,479	-		-		9,456,926

Cost of Sales	643,839	5,111,630	-		-		5,755,469
Gross profit	575,608	3,125,849	-		-		3,575,525

Operating expenses
Officers compensation	367,500	-	-		1,040,285	(Q)	1,407,785
Professional and consulting fees	1,081,332	-	-		-		1,081,332
Royalties	206,535	-	-		-		206,535
Fulfillment	171,752	-	-		-		171,752
Marketing and advertising	212,587	243,393	-		-		455,980
Occupancy costs	53,840	-	-		-		53,840
Travel and entertainment	19,028	-	-		-		19,028
Investor relations	199,607	-	-		-		199,607
Provision for doubtful accounts	145	-	-		-		145
Other	579,012	-	-		-		579,012
Facility Expenses	-	578,241	-		-		578,241
General and Administrative Expenses	-	1,407,878	-		-		1,407,878
Total operating expenses	2,891,338	2,229,513	-		1,040,285		6,161,136

Operating income (loss)	(2,315,730)	896,336	-		(1,040,285)		(2,585,611)

Other income (expense):
Forgiveness of Small Business Administration Paycheck Protection Program loan	28,458	-	-		-		28,458
Amortization of debt discounts	(30,032)	-	-		-		(30,032)
Amortization of intangibles	-	-	(1,777,690	)(O)	-		(1,777,690)
Interest expense	(722)	(628,669)	(188,100	)(P)	-		(817,491)
Total other income (expense) - net	(2,296)	(628,669)	(1,965,790)		-		(2,596,755)

Net income (loss)	(2,318,026)	267,667	(1,965,790)		(1,040,285)		(5,182,366)
Net loss (income) attributable to noncontrolling interests in subsidiaries and variable interest entity	(24,946)	-	-		-		(24,946)
Net loss attributable to Iconic Brands, Inc.	$(2,342,972)	$267,667	$(1,965,790)		$(1,040,285)		$(5,207,312)
							-
Net loss per common share – basic and diluted	$(0.14)		$(0.08)		$(0.02)		$(0.06)

Weighted average common shares Outstanding– basic and diluted	16,878,261		26,009,600		44,822,612		87,710,473

See accompanying notes to unaudited pro forma condensed combined financial information

3

TopPop. and Iconic Brands Corporation

Unaudited Proforma Combined Statement of Operations

For the year ended December 31, 2020

	Historical Iconic Brands	Historical TopPop	Transaction Accounting Adjustments		Other Transaction Adjustments		Pro Forma Combined

Sales	$2,848,913	$2,241,842	$-		$-		$5,090,755
Other Income	-	356,644	-		-		356,644
Total revenue	2,848,913	2,598,486	-		-		5,447,399

Cost of Sales	1,330,441	1,733,672	-		-		3,064,113
Gross profit	1,518,472	864,814	-		-		2,026,642

Operating expenses
Officers compensation	415,000	-	-		1,040,285	(Q)	1,455,285
Professional and consulting fees	962,481	-	-		-		962,481
Royalties	497,253	-	-		-		497,253
Fulfillment	536,255	-	-		-		536,255
Marketing and advertising	801,445	97,680	-		-		899,125
Occupancy costs	121,579	-	-		-		121,579
Travel and entertainment	41,208	-	-		-		41,208
Investor relations	525,448	-	-		-		525,448
Provision for doubtful accounts	57,104	-	-		-		57,104
Other	758,791	-	-		-		758,791
General and Administrative Expenses	-	1,662,751	-		-		1,662,751
Facility Expenses	-	561,212	-		-		561,212
Total operating expenses	4,716,564	2,321,643	-		1,040,285		8,078,492

Operating Loss	(3,198,092)	(1,456,829)	-		(1,040,285)		(6,051,850)

Other income (expense):
Loss on investment in and receivable from Can B Corp.	(483,472)	-	-		-		(483,472)
Amortization of intangibles	-	-	(3,555,380	)(O)	-		(3,555,380)
Interest expense	-	(245,493)	(376,200	)(P)	-		(621,693)
Gain on Extinguishment of Paycheck Protection Program Loan	-	75,995	-		-		75,995
Total other income (expense) - net	(483,472)	(169,498)	(3,931,580)		-		(4,584,550)

Net loss	(3,681,564)	(1,626,327)	(3,931,580)		(1,040,285)		(10,636,400)
Net loss (income) attributable to noncontrolling interests in subsidiaries and variable interest entity	109,962	-	-		-		109,962
Net loss attributable to Iconic Brands, Inc.	$(3,571,602)	$(1,626,327)	$(3,931,580)		$(1,040,285)		$(10,526,438)

Net loss per common share basic and diluted	$(0.22)		$(0.15)		$(0.02)		$(0.12)

Weighted average common shares Outstanding basic and diluted	16,367,218		26,009,600		44,822,612		87,199,430

See accompanying notes to unaudited pro forma condensed combined financial information

4

Iconic Brands, Inc. and TopPop

Notes to the unaudited pro forma combined financial information

Note 1 — Description of the Acquisition

On July 26, 2021, Iconic Brands, Inc. (the “Company”) entered into an acquisition agreement (the “TopPop Acquisition Agreement”) with TopPop LLC, a New Jersey limited liability company (“TopPop”), and each of FrutaPop LLC (“Frutapop”), Innoaccel Investments LLC (“Innoaccel”) and Thomas Martin (“Martin” and, together with Frutapop and Innoaccel, the “TopPop Members”), pursuant to which the TopPop Members sold to the Company and the Company acquired, all of the issued and outstanding membership interests of TopPop.

TopPop is a brand owner and contract manufacturing and packaging company specializing in flexible packaging solutions in the food, beverage and health categories. Its first branded and contract products are alcohol-infused ice pops. Its manufacturing facility in Marlton, New Jersey is registered by the Federal Drug Administration and holds a Safe Quality Food certification.

Upon consummation of the acquisition contemplated by the TopPop Acquisition Agreement, the TopPop Members received, in the aggregate: (a) $3,995,000 in cash by transfer of immediately available funds, (b) 26,009,600 shares of Company’s common stock, par value $0.001 per share (the “Common Stock”), which shares were valued in the aggregate at $8,128,000, or $0.3125 per share, (c) $4,900,000.00 aggregate principal amount of promissory notes of the Company (the “Promissory Notes”) and (d) future additional cash payments as earnout consideration (the “Total Consideration”). The earn-out payments, if any, will be made (i) following the 12-month period commencing on August 1, 2021 (the “First Year”), in an amount (the “First Year Earn-out Amount”) equal to each TopPop Member’s pro rata portion of the excess, if any, of: (A) 1.96 times TopPop’s EBITDA for the First Year over (B) the aggregate amount of the Promissory Notes repaid in cash during the First Year; provided, however, no First Year Earn-out Amount shall be payable if (i)(A) does not exceed (i)(B); and (ii) following the 12-month period commencing on August 1, 2022 (the “Second Year”), in an amount (the “Second Year Earn-out Amount”) equal to each TopPop Member’s pro rata portion of the excess, if any, of: (A) 1.96 times TopPop’s EBITDA for the Second Year over (B) the aggregate amount of the Promissory Notes repaid in cash during the Second Year; provided, however, no Second Year Earn-out Amount shall be payable if (ii)(A) does not exceed (ii)(B). The earn-out payments shall be made, at the election of each TopPop Member, in cash or in shares of Common Stock or a combination thereof, less any reserve for possible indemnification payments, provided that not less than 45% of the value of each earn-out payment shall be paid in Common Stock. If paid in shares of Common Stock, such shares shall be valued at the then-prevailing market rate.

The Promissory Notes bear interest at the rate of 10% per annum and mature on July 26, 2022. The Promissory Notes are not subject to pre-payment penalties; however, the Company may not pre-pay any amount on any Promissory Note without pre-paying a pro-rata portion of all Promissory Notes. In connection with the Promissory Notes, the Company granted to the TopPop Members a security interest in all of the Company’s membership interests of TopPop pursuant to certain pledge agreements (the “Pledge Agreements”) with each of the TopPop Members, each dated July 26, 2021. The Promissory Notes are not convertible into equity securities of the Company.

The TopPop Acquisition Agreement contains customary representations, warranties and covenants and customary indemnification obligations with regards to breaches of the representation and warranties of the Company, TopPop and the TopPop Members. With regards to breaches of ordinary representations, the Company’s indemnitees are only entitled to recover losses in excess of $100,000. Losses incurred by either party’s indemnitees as a result of breaches of ordinary representations are subject to a cap of $2,000,000. The TopPop Members’ total liability for any indemnifiable losses, in the aggregate, may not exceed the Total Consideration.

The TopPop Acquisition Agreement contains representations and warranties that the parties made to, and solely for the benefit of, each other. Investors in, and security holders of, the Company should not rely on the representations and warranties as characterizations of the actual state of facts since they were made only as of the date of the TopPop Acquisition Agreement. Moreover, information concerning the subject matter of such representation and warranties may change after the date of the TopPop Acquisition Agreement, which subsequent information may or may not be fully reflected in public disclosures.

5

Note 2 — Basis of Presentation

The following unaudited pro forma condensed combined financial information of the combined company is presented to illustrate the proposed effects of the Acquisition. The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended by Securities and Exchange Commission (“SEC”) Final Rule Release No. 33-10786 ”Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaced the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The combined company has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information and explanatory notes have been prepared to illustrate the effects of the Acquisition involving Iconic Brands and TopPop under the acquisition method of accounting in accordance with Accounting Standards Codification (ASC) 805, Business Combinations, with Iconic Brands treated as the accounting acquirer. Under the acquisition method of accounting, the identifiable assets acquired, and liabilities assumed of TopPop are recognized and measured as of the acquisition date at fair value, defined in ASC 820, Fair Value Measurement, and added to those of Iconic Brands which are based on its respective historical financial information.

ASC 820 defines the term “fair value” and sets forth the valuation requirements for any asset or liability measured at fair value, expands related disclosure requirements and specifies a hierarchy of valuation techniques based on the nature of the inputs used to develop the fair value measures. Fair value is defined as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers unrelated to the Company in the principal (or the most advantageous) market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants. As a result of these standards, the Company may be required to record assets which are not intended to be used or sold and/or to value assets at fair value measures that do not reflect the intended use of those assets. Many of these fair value measurements can be highly subjective and it is also possible that others, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

Management has made significant estimates and assumptions in its determination of the Transaction Accounting Adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded might differ materially from the information presented.

Upon consummation of the Acquisition, a final determination of the fair value of TopPop’s assets acquired and liabilities assumed will be performed. Any changes in the fair values of the net assets or total consideration as compared with the information shown in the unaudited pro forma condensed combined financial information may change the amount of the total purchase consideration allocated to goodwill and other assets and liabilities and may impact the Company’s statement of operations following the consummation of the Acquisition. The final consideration allocation may be materially different than the preliminary allocation presented in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is provided for illustrative and information purposes only and is not intended to represent or necessarily be indicative of the combined company’s results of operations or financial condition had the Acquisition been completed on the dates indicated, nor do they purport to project Company’s results of operations or financial condition for any future period or as of any future date. The unaudited pro forma condensed combined financial information does not include any expected cost savings or operating synergies, which may be realized subsequent to the combination or the impact of any non-recurring activity and one-time transaction-related or integration-related items. Moreover, the pro forma adjustments represent best estimates based upon the information available to date and are preliminary and subject to change after more detailed information is obtained.

6

Note 3 — Accounting Policies and Reclassification Adjustments

The Company has not identified all adjustments necessary to conform TopPop’s accounting policies to Iconic Brands’ accounting policies. Upon consummation of the Acquisition, or as more information becomes available, the Company will perform a more detailed review of TopPop’s accounting policies. Upon consummation of the Acquisition, the Company will perform a comprehensive review of its accounting policies. The Company may, as a result, identify additional differences between the accounting policies of the two companies which, when conformed, could have a material impact on the combined consolidated financial statements.

Under the acquisition method of accounting, the identifiable assets acquired, and liabilities assumed of TopPop are recognized and measured as of the acquisition date at fair value and added to those of Iconic Brands. The determination of fair value used in the pro forma adjustments are presented herein.

Note 4 — Acquisition Consideration

The accompanying unaudited pro forma condensed combined financial statements reflect a purchase price of approximately $40,310,676 (the “Acquisition Consideration”) comprised of the following:

Purchase Price:	Fair Value
Stock (ICNB Common Shares)	$4,028,544
ICNB Common Stock - Promissory Note reduction	6,115,200
Cash at Closing	3,995,000
Earn-out /Contingent Consideration	21,129,464
Promissory Note ($4.9M-10%)	5,042,468
Total Purchase Price	$40,310,676

Note 5 — Purchase Price Allocation

Iconic Brands has performed a preliminary allocation of the Acquisition Consideration to the identifiable assets acquired and liabilities assumed of TopPop. Using the total Acquisition Consideration for the Acquisition, the Company has valued the allocations to such assets and liabilities. The purchase price allocation is based on financial information of TopPop as of the closing date which represents the best information available to management at the time of this filing.

The following table summarizes the allocation of the estimated preliminary Acquisition Consideration:

Fair Value
Assets acquired
Cash and cash equivalents	$148,686
Accounts receivable	5,495,231
Inventory/WIP	1,104,528
Property and equipment, net	2,197,570
Other assets	455,752
Total assets acquired	9,401,767

Liabilities assumed
Accounts payable	(2,389,364)
Note payable	(5,647,249)
Total liabilities assumed	(8,036,613)
Net tangible assets	$1,365,154

Intangible Assets Acquired
Tradename - Trademarks	6,121,400
Intellectual Property	874,000
Customer Base	13,929,000
Non-Competes	2,290,200
Goodwill (1)	15,730,922
Total Intangible Assets Acquired	38,945,523
Purchase price allocated	40,310,676

____________

(1)

Goodwill represents the excess of Acquisition Consideration over the fair value of the underlying net assets acquired. In accordance with ASC 350, Goodwill and Other Intangible Assets, goodwill will not be amortized but rather subject to annual impairment test, absent any indicators of impairment. Goodwill recorded in the Acquisitions is not expected to be deductible for tax purposes. Iconic Brands management is still in the process of valuing any identifiable intangible assets, to which the valuation may impact the final goodwill amount.

This purchase price allocation has been used to prepare the Transaction Accounting Adjustments in the condensed combined pro forma balance sheet and statements of operations and is described in more detail in the explanatory notes in Note 6 — Pro Forma Adjustments.

Note 6 — Pro Forma Adjustments

The following is a description of the unaudited pro forma adjustments reflected in the unaudited pro forma condensed combined financial statements:

Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2021

(A)	Represents the net of the amount of cash paid by Iconic Brands to acquire TopPop.

(B)	The fair value of intangible assets acquired from TopPop upon acquisition

(C)	The fair value of contingent consideration due to acquire TopPop

(D)	Represents the fair value of the 10%, $4,900,000 notes payable issued to TopPop upon acquisition.

(E)

Represents the (i) $10,143,744 fair value of the 26,009,600 shares of Common Stock issued to the owners of TopPop upon acquisition, less the (ii) close out of TopPop’s net intangible assets of $2,419,475

(F)	Adjustment to eliminate TopPop’s historical accumulated deficit

7

(G)

Represents (i) the $18,372,354 of cash from new investors of Common Stock and Series A-2 preferred, less (ii) $225,000 cash paid to buy back outstanding Series F Preferred from current holders, (iii) $1,000,000 cash paid to Rich DeCicco for the purchase of United Spirits, (iv) $3,426,365 cash paid for transaction costs including attorneys’ fees and banker’s fees, and (v) $2,015,380 cash paid towards debt assumed in the acquisition of TopPop. (vi) There was a residual $33,334 balance in the escrow account from the Series A-2 Preferred Stock financing.

(H)

Represents (i) 547,200 shares of Common Stock and 4,267.71 shares of Series A-2 Preferred Stock issued for exchange of $4,438,708 in 10% OID debt and (ii) the $2,015,380 cash paid towards debt assumed by the Company in the acquisition of TopPop

(I)

On July 26, 2021, the Company entered into a securities exchange agreement dated as of July 26, 2021 (the “Series A Preferred Exchange Agreement”), with Richard DeCicco, who, at the time of execution and delivery of such agreement, was the Company’s Chief Executive Officer, Chief Financial Officer, chairman of the Company’s board of directors (the “Board”) and the holder of the Company’s one issued and outstanding share of Series A Preferred Stock. Pursuant to the Series A Preferred Exchange Agreement, Mr. DeCicco exchanged his one share of Series A Preferred Stock for 25,600,000 shares of Common Stock. Upon such exchange, the Series A Preferred Stock, which previously gave Mr. DeCicco two votes for every one vote of the Company’s outstanding voting securities, was cancelled and all contractual (or similar) rights, preferences and obligations relating to such Series A Preferred Stock became null and void and of no further effect whatsoever.

(J)

On July 26, 2021, the Company entered into securities purchase agreements dated as of July 26, 2021 (collectively, the “Purchase Agreement”) with certain accredited investors (each an “Investor” and collectively, the “Investors”) for the sale of an aggregate of 32,303.11 shares of the Company’s newly-created Series A-2 Convertible Preferred Stock, par value $0.001 per share (the “Series A-2 Preferred Stock”), 11,320,201 shares of Common Stock, and warrants (the “Warrants”) to purchase 114,690,150 shares of Common Stock, for gross proceeds of $35,840,672, before deducting placement agent and other offering expenses. Pursuant to the Purchase Agreement, the shares of Series A-2 Preferred Stock, Common Stock and Warrants are to be sold in two tranches, the first of which closed on July 26, 2021, for gross proceeds of $22,918,203 for the sale of 12,325.33 shares of Series A-2 Preferred Stock, 6,711,997 shares of Common Stock, and Warrants to purchase 73,338,203 shares of Common Stock. Of the $22,918,203 gross proceeds received by the Company upon the closing of the first tranche, $18,147,354 was paid in cash, $676,708 was paid by assignment to the Company of $676,708 aggregate principal and interest amount of the Company’s outstanding original issue discount promissory notes and $3,762,000 was paid by assignment to the Company of $3,762,000 aggregate principal amount of TopPop’s outstanding original issue discount promissory notes, all of which notes were cancelled by the Company. A $332,141 discount was applied to the cash component of the purchase price received upon the closing of the first tranche.

(K)

On July 26, 2021, the Company entered into securities exchange agreements (collectively, the “Exchange Agreement”) with the holders (each a “Holder” and collectively, the “Holders”) of the Company’s outstanding (a) Series E Convertible Preferred Stock , Series F Convertible Preferred Stock and Series G Convertible Preferred Stock (the “Existing Preferred Stock”), and (b) Series E Common Stock Purchase Warrants, Series F Common Stock Purchase Warrants and Series G Common Stock Purchase Warrants (the “Existing Warrants” and together with the Existing Preferred Stock, collectively, the “Existing Securities”), pursuant to which the Holders exchanged (the “Exchange”) (i) all Existing Preferred Stock held by each Holder for shares of Series A-2 Preferred Stock and Warrants, and (ii) all Existing Warrants held by each Holder for shares of Common Stock. In connection with the Exchange, the Holders exchanged all of their Existing Securities for an aggregate of 3,704.80 shares of Series A-2 Preferred Stock, Warrants to purchase 14,304,880 shares of Common Stock, and 2,449,517 shares of Common Stock. Upon the Exchange, the Existing Securities were cancelled and all contractual (or similar) rights, preferences and obligations relating to such Existing Securities became null and void and of no further effect whatsoever.

(L)

Represents (i) $18,398,974 of cash received in excess of par value for the issuance of Series A-2 Preferred Stock and of common stock issued to investors for the Series A-2 Preferred Stock financing, less $3,426,367 cash and stock paid for transaction costs as banker’s and attorneys’ fees, (ii) $4,438,157 value of common stock and preferred stock in excess of par issued for payment of notes payable, (iii) $3,663,652 reclassification from Series E and Series F Preferred Stock to additional paid in capital from the “Exchange Agreement”, (iv) $467,250 value of common stock in excess of par for the issuance of 1.5 million shares to consultants after the first closing of the Acquisition, less (v) $25,599 for the issuance of 25.6 million shares of common stock for the 1 share of Series A Preferred Stock and (vi) $8,254 for the issuance of 8.2 million shares of common stock in exchange for old warrants.

8

(M)

Represents the decrease to accumulated deficit related to the (i) $571,535 value in excess of the noncontrolling interest paid to Rich DeCicco for United Spirits, Inc., a New York corporation (“United”). and (ii) the $468,750 value of 1.5 million shares of Common Stock issued to consultants at the closing of the acquisition

(N)

On July 26, 2021, the Company entered into a securities purchase agreement dated as of July 26, 2021 (the “United Purchase Agreement”) with Mr. DeCicco pursuant to which the Company purchased from Mr. DeCicco, and Mr. DeCicco sold, all of the issued and outstanding capital stock of United. Pursuant to the United Purchase Agreement, upon the closing of the transactions contemplated thereby, Mr. DeCicco transferred, and the Company acquired, 100% of the issued and outstanding capital stock of United in exchange for a purchase price of $1,000,000. The United Purchase Agreement contains customary representations, warranties and covenants of the parties thereto, and the closing of the transactions contemplated by the United Purchase Agreement was subject to the satisfaction of certain closing conditions, including, without limitation, certain approvals from various state liquor authorities. Prior to the closing of the transactions contemplated by the United Purchase Agreement, the Company marketed and sold its wine and spirts products pursuant to an exclusive marketing and distribution agreement between the Company and United. United Spirits was historically consolidated, and this number represents the balance of the noncontrolling interest at the acquisition.

Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations

(O)	The intangible assets acquired in the acquisition are amortized as follows:

		Six Months	One Year
	Life (in years)	Expense
Tradename - Trademarks	5	612,140	1,224,280
Intellectual Property	5	87,400	174,800
Customer Base	10	696,450	1,392,900
Non-Competes	3	381,700	763,400
		1,777,690	3,555,380

(P)	Represents interest expense on 10% note payable issued upon acquisition

(Q)

This amount contains (i) $571,535 value in excess of the noncontrolling interest paid to Rich DeCicco for United Spirits, Inc., a New York corporation (“United”). and (ii) the $468,750 value of 1.5 million shares of Common Stock issued to consultants at the closing of the acquisition

9